Exhibit 10.16

FORM OF AGREEMENT AND PLAN OF MERGER OF

ANTERO RESOURCES LLC

WITH AND INTO

ANTERO RESOURCES CORPORATION

This Agreement and Plan of Merger (this “Agreement”) is entered into on [•], 2013, by and among Antero Resources LLC, a Delaware limited liability company (“Antero LLC”), Antero Resources Corporation, a Delaware corporation (“Antero Corporation,” and together with Antero LLC, the “Merging Entities”), and Antero Resources Investment LLC, a Delaware limited liability company (“Antero Investment”).

WHEREAS, each of the Merging Entities is duly organized and existing under the laws of the State of Delaware; and

WHEREAS, each of Antero Investment, which is the sole member of Antero LLC, the board of directors of Antero LLC and the board of directors of Antero Corporation has approved the merger of Antero LLC with and into Antero Corporation as set forth below (the “Merger”), in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware General Corporation Law (the “DGCL”) and upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with Section 18-209 of the DLLCA and Section 264 of the DGCL, Antero LLC shall be merged with and into Antero Corporation at the Effective Time (as hereinafter defined).  Following the Merger, the separate existence of Antero LLC shall cease, and Antero Corporation shall continue as the surviving corporation (the “Surviving Entity”) and shall continue to be governed by the applicable laws of the State of Delaware.

2.                                      Subject to the provisions of this Agreement, the parties shall duly prepare, execute and file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware with respect to the Merger and make all other filings or recordings as may be required by law to make the Merger effective.  The Merger shall be subject to the completion of the initial public offering of common stock of Antero Corporation and shall become effective as set forth in the Certificate of Merger (the “Effective Time”).

3.                                      The Merger shall have the effects set forth in the DLLCA and the DGCL.  Without limiting the generality of the foregoing, and subject thereto, from the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of Antero LLC shall vest in Antero Corporation, as the Surviving Entity, and all debts, liabilities and duties of Antero LLC shall become the debts, liabilities and duties of Antero Corporation, as the Surviving Entity.

4.                                      The Amended and Restated Bylaws of Antero Corporation, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Entity until thereafter amended as provided therein and in accordance with the DGCL, and the Amended and Restated Certificate of Incorporation of Antero Corporation, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Entity until thereafter amended as provided therein and in accordance with the DGCL.

5.                                      At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

a.                                      All of the membership interests in Antero LLC issued and outstanding immediately prior to the Effective Time shall be converted into [•] shares of common stock of Antero Corporation, which shall represent all of the issued and outstanding equity capitalization of Antero Corporation.

b.                                      The membership interests in Antero LLC held by Antero Investment shall cease to exist with no payment being made with respect thereto.

c.                                       The shares of common stock of Antero Corporation, as the Surviving Entity, shall, continue to remain outstanding.

6.                                      Until the Effective Time, Antero LLC grants to Antero Investment an irrevocable proxy and power of Attorney (the “Proxy”) over the shares of common stock of Antero Corporation owned by Antero LLC. As a result of the grant of the Proxy, Antero Investment shall have the sole right and authority to vote, dispose of and take any other actions and do all things with respect to such shares of common stock as if Antero Investment were the record holder thereof. The parties hereto intend that Antero Investment will be the “beneficial owner” (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of such shares of common stock of Antero Corporation from and after the date of this Agreement.

7.                                      This Agreement, together with the Certificate of Merger, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

8.                                      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.                                      This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

10.                               This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date first written above.

ANTERO RESOURCES LLC

By:
Name:	Alvyn A. Schopp
Title:	Authorized Person

ANTERO RESOURCES CORPORATION

By:
Name:	Alvyn A. Schopp
Title:	Authorized Person

ANTERO RESOURCES INVESTMENT LLC

By:
Name:	Alvyn A. Schopp
Title:	Authorized Person

SIGNATURE PAGE TO

AGREEMENT AND PLAN OF MERGER